Exhibit 10.52
FIRST AMENDMENT TO THE
EMPLOYMENT OFFER LETTER AGREEMENT

THIS FIRST AMENDMENT TO THE EMPLOYMENT OFFER LETTER AGREEMENT ("Amendment") is entered into this ______ day of ______________ 2008, by and between Clifford L. Spiro (the "Executive") and Cabot Microelectronics Corporation (the "Company") and provides as follows:

WHEREAS, the Executive and the Company entered into an employment offer letter agreement dated November 17, 2003 ("Letter Agreement"); and

WHEREAS, the parties desire to amend the Letter Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") as set forth in this Amendment.

NOW, THEREFORE, in consideration of these premises and intending to be legally bound, the parties agree that a new Section 17 is hereby added to the Letter Agreement as follows:

"17.
Section 409A of the Code.  This offer letter is intended to comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for separation pay arrangements, short-term deferrals, reimbursements, and in-kind distributions, and shall be administered accordingly.  The offer letter shall be construed and interpreted in accordance with such intent.

For purposes of clarity, the severance payments provided under the paragraph headed “Severance” hereof are intended to satisfy the separation pay arrangement exception under Code Section 409A and, to the extent such exception is satisfied, no six-month delay (as set forth below) shall be required.

However, notwithstanding any provision herein to the contrary, if you would be entitled to a payment that is not excluded from Code Section 409A under the exceptions for separation pay arrangements, short-term deferrals, reimbursements, in-kind distributions, or an otherwise applicable exemption, the payment(s) will be accumulated and paid to you on the first day of the seventh month following you termination or, if earlier, on your death to your estate.

The right to the series of installment payments hereunder is to be treated as a right to a series of separate payments in accordance with Treas. Reg. §1.409A-2(b)(2)(iii)."

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date first above written.

CLIFFORD L. SPIRO	CABOT MICROELECTRONICS CORPORATION

By
Clifford L. Spiro
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